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                                                                   Exhibit 10.10

                                NX NETWORKS, INC.
                              CONSULTING AGREEMENT

Agreement ("Agreement") dated this 22nd day of December, 2000 by and between Nx Networks, Inc., a Delaware corporation having its principal office located at 13595 Dulles Technology Drive, Herndon, VA 22071 ("Nx Networks"), and Doug Mello, an individual residing at the address below his signature ("Consultant"). Nx Networks and Consultant are sometimes referred to hereinafter singly as "party" and collectively as "parties."

1. TERM. Subject to the terms of this Agreement, the term of this Agreement shall commence on the date specified above and continue for a period of twelve
(12) months commencing January 3, 2001, provided that unless either party gives the other notice of termination not later than 15 days before the scheduled termination of this Agreement, the term shall continue for successive thirty
(30) day periods until either party terminates this Agreement upon thirty (30) days prior written notice. Notwithstanding the foregoing, this Agreement shall be void AB INITIO if John Dubois does not sign an agreement to become the chief executive officer of Nx Networks on or before January 3, 2001.

2.    CONSULTING SERVICES.

      a) NATURE OF SERVICES. Consultant agrees to perform such consulting services as are requested of him from time to time by the Chief Executive Officer of Nx Networks. It is anticipated that the consulting services will include:

        o assistance to the Chief Executive Officer of Nx Networks with guidance and strategy for the proper organizational structure to support strategic markets;

        o   assistance in the recruitment of key personnel;

        o assistance in the development of substantial business relationships with service provider customers and potential customers; and

        o assistance in obtaining introductions for the Chief Executive Officer of Nx Networks with potential service provider customers and other strategic relationships identified by the Chief Executive Officer of Nx Networks.

      b) TIME COMMITMENT. Consultant shall devote at least five (5) business days per month to the performance of his services hereunder. Consultant shall perform his services at Nx Networks' corporate headquarters in Herndon, Virginia or such other place as is designated by the Chief Executive Officer of Nx Networks.

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3.    COMPENSATION.

      a) RETAINER. Nx Networks shall pay to Consultant a retainer of $10,000 per calendar month during the term of this Agreement, prorated for partial months, which amount shall be payable within ten (10) days after the end of each month. In addition, Nx Networks shall reimburse Consultant for all expenses he may incur related to performance with this Agreement, in accordance with the expense reimbursement policies of Nx Networks in effect from time to time.

      b) OPTIONS. Nx Networks shall grant to Consultant 120,000 options to acquire common stock of Nx Networks pursuant to the 1999 Long Term Incentive Plan of Nx Networks. The exercise price of such options shall be $.75 per share, and such options shall vest in equal installments of 20,000 options per month during the initial six month term of this Agreement. This grant will be reflected in a grant agreement pursuant to the 1999 Long Term Incentive Plan.

4. EXCLUSIVE AGREEMENT. On or before January 4, 2001, Consultant shall resign as a consultant to Redback Networks, Inc. Consultant agrees that during the term of this Agreement he will not continue with any existing or accept any new consulting or employment arrangement with a person or entity that is in direct competition with Nx Networks unless Consultant has obtained the prior written consent of the Chief Executive Officer of Nx Networks.

5. CANCELLATION OF SERVICES. Either party has the option of canceling this Agreement at any time, effective upon notice to the other of such termination.

6. NOTICES. All notices required hereunder shall be given in writing to the address listed above, either by personal delivery, by first class mail, return receipt requested, or by telex of facsimile. The date upon which any such notice is so personally delivered, or the date three (3) days after it is deposited in the mail, or the date the telex or fax is sent, shall be deemed to be the date of notice irrespective of the date appearing therein.

7. INDEPENDENT CONTRACTORS. The relationship of Nx Networks and Consultant established by this Agreement is that of independent contractors and nothing contained herein shall be construed to: (i) give either party the power to direct and control the day-to-day activities of the other; (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

8. ASSIGNMENT. Any assignment by Consultant of this Agreement or any of its rights or obligations hereunder, either voluntarily or by operation of law shall be void without prior written consent of Nx Networks.

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9.    SURVIVAL OF OBLIGATIONS. All obligations of either party which, by their nature, require performance after the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement and continue to be enforceable.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

11. PUBLICITY. Neither party shall have the right to include the other party's name in marketing and other materials or to disclose and/or summarize the general nature of this Agreement except to comply with employment laws or when requested to do so in writing by the other party.

12. ENTIRE AGREEMENT. This Agreement together with the Appendices attached hereto, constitutes the entire Agreement between the parties.


Executed as of the date first above written.


Nx NETWORKS, INC.                               Doug Mello

By:_____________________                 Signature:_________________________

Title:__________________                 Address: 10 Ormond Place
                                                  Rye, New York





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